UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2014

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

See the information in Item 8.01 below, which is incorporated herein by reference.

Item 8.01 Other Events.

On January 8, 2014, Blackstone Mortgage Trust, Inc. (the “Company”) issued a press release announcing it had commenced an underwritten public offering (the “Offering”) of 8,500,000 shares of its class A common stock. The underwriters have been granted a 30-day option to purchase up to an additional 1,275,000 shares of class A common stock. On January 9, 2014, the Company issued a press release announcing the pricing of the Offering. Total estimated gross proceeds of the offering are $227.4 million, or $261.5 million if the underwriters exercise their option to purchase additional shares in full. In connection with the Offering, the Company has disclosed the following information in the related prospectus supplement, as filed with the Securities and Exchange Commission:

On December 31, 2013, the Company received an $8.8 million tax advance cash distribution in respect of taxable income allocated to the Company from its carried interest investment in CT Opportunity Partner I, LP, or “CTOPI.” Although the Company is not recognizing GAAP income from the CTOPI carried interest, the Company is allocated taxable income, which income impacts its 2013 dividend distribution requirements as a REIT. The CTOPI partnership agreement provides for cash-advance distributions of future carried interest payments based on the amount of taxable income allocated to the Company.

In October and November of 2013, CT Legacy Partners, LLC distributed proceeds from legacy loan resolutions totaling $100.0 million to its Class A-1, Class A-2, and Class B common shareholders. The receipt of the Company’s $46.6 million share of the distributions triggered its payments of $11.1 million to fully satisfy the related secured notes and $7.6 million under the CT Legacy Partners incentive plan, which in turn resulted in the recognition of aggregate interest and compensation expenses of $4.0 million, or $0.14 per share, pursuant to GAAP. The $28.0 million net cash flow to the Company is unrestricted and available for deployment by it in the loan origination segment of its business.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 8, 2014, announcing the public offering of class A common stock

99.2	Press Release dated January 9, 2014, announcing the pricing of the public offering of class A common stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: January 9, 2014
	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance